                                                                     EXHIBIT 10J


                                 EMPLOYMENT AGREEMENT

    THIS AGREEMENT is between Intermec Corporation, a Washington corporation (the "Corporation"), and Michael Ohanian (the "Executive"), and dated this 18th day of May, 1995 (the "Effective Date").

    WHEREAS, the Corporation wishes to retain the services of the Executive for a certain period of time;

    WHEREAS, the Executive wishes to enter into and remain in the employ of the Corporation during such period.

    NOW, THEREFORE, the parties hereby agree as follows:

    1. EMPLOYMENT PERIOD. The Corporation hereby agrees to engage and continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Corporation, for the period commencing on the Effective Date of this Agreement and ending on February 28, 1997 (the "Employment Period").

    2. DUTIES. During the Employment Period, the Executive shall perform such managerial duties and responsibilities of the Corporation as may be assigned to him by the Board of Directors of the Corporation or by any superior officer of the Corporation. During the Employment Period, the Executive shall accept such office or offices to which he may be elected by the Board of Directors of the Corporation.

    3. BASE SALARY. During the Employment Period, the Corporation shall pay the Executive a base salary of $250,000. per annum, payable in bi-weekly installments.

    4. BENEFITS. In addition to the salary provided by Section 3, the Executive shall be entitled to participate in the Corporation's life insurance plan, disability, plan, medical and dental, health and accident and other benefits and prerequisites reasonably comparable to those applicable to other officers of the Corporation. The Corporation recognizes that the Executive was previously employed by the Corporation and will recognize that previous employment in calculating seniority or time in service if either is relevant to any of the benefits described in the first sentence of this Section 4. The Executive shall be entitled to four (4) weeks vacation per calendar year and to such personal and sick leave as may be established by Corporation policy for officers of the Corporation.

    5. HIRING BONUS. The Executive will receive a Hiring Bonus of $50,000., payable within thirty (30) days of the Effective Date.

    6. EXECUTIVE FLEX BENEFIT. The Executive will receive an Executive Flex Benefit of $7,500 per calendar year, pro-rated for any calendar year in which the Executive is not employed for the full year.

    7. PERFORMANCE BONUS. The Executive will receive a Performance Bonus for each fiscal year during any part of which he is employed, such Performance Bonus to be pro-rated to reflect that portion of the year in which he was employed. The maximum bonus payable for any fiscal year will be 100% of the base salary payable for that fiscal year (or the pro-rated portion thereof), with the performance goals and targets to be mutually-agreed by the Corporation and the Executive no later than June 23, 1995. The Performance Bonus plan must be approved in writing by the Executive Vice President for Industrial Automation Systems of Western Atlas Inc.

In the event that the Corporation and the Executive are not able to reach agreement on the terms of the Performance Bonus plan by June 23, 1995, the Corporation may, at its sole option, terminate this Agreement without further obligation to the Executive, except that in such an event of termination by the Corporation the parties agree that any Consultant Agreement which was in effect on May 17, 1995 will be reinstated and will continue to be observed as if it had not been terminated. Further, any Hiring Bonus which had been received by the Executive will be returned by the Executive to the Corporation within thirty
(30) days of such a termination of this Agreement.

    8. COMPANY CAR. The Corporation will provide an automobile for the Executive's use and will be responsible for the ordinary expenses of operating and maintaining such automobile during the period of the Executive's employment, provided that the Corporation will not be responsible for any damages to persons or property except to the extent such is covered by the Corporation's automobile liability insurance. The automobile furnished will be consistent with those provided to the presidents of other operating divisions of Western Atlas Inc.

    9. FSSP. The Executive will be eligible to participate in the Corporation's FSSP retirement and savings plan to the extent allowed and under the conditions set out in the plan.

    10. CONSULTANT AGREEMENT. The parties agree that the Consultant Agreement between the Executive and the Corporation dated the 15th of July, 1994, as amended on September 5, 1994, will be terminated by the parties, effective May 18, 1995. The Executive will receive any compensation due under that Consultant Agreement through the end of May, 1995. The parties further agree that at the end of the Employment Period they will enter into a new Consultant

Agreement with terms substantially similar to those of the Consultant Agreement described above in this Section 10, except that the new agreement will be for a period of one year, with a basic compensation rate of $2,500 per day for the first three days in any calendar month, $1,500 for any additional days in any calendar month, and a minimum monthly payment of $7,500.

    11. COMPETITION; CONFIDENTIAL INFORMATION. The Executive and the Corporation recognize that, due to the nature of his association with the Corporation, the Executive has had access to and has acquired, will have access to and will acquire, and has assisted in and may assist in developing, confidential and proprietary information relating to the business and operation of the Corporation and its affiliates. The Executive acknowledges that such information has been and will continue to be of central importance to the business of the Corporation and its affiliates and that disclosure of it to others or to use by others could cause substantial loss to the Corporation. The Executive and the Corporation also recognize than an important part of the Executive's duties will be to develop good will or the Corporation through his personal contact with others having business relationships with the Corporation and its affiliates, and that there is a danger that this good will, a proprietary asset of the Corporation and its affiliates, may follow the Executive if and when his relationship with the Corporation is terminated. In consideration of the benefits and compensation to be received by the Executive under this Agreement, the Executive accordingly agrees as follows:

         11.1. NON-COMPETITION. From the date of this Agreement and until the earlier of the end of one year after the end of the Employment Period or six months after the end of any Severance Period resulting from a termination under Paragraph 12.2, the Executive will not, directly or indirectly, either individually or as owner, partner, agent, employee, consultant or otherwise, except for the account of and on behalf of the Corporation or its affiliates, engage in any activity competitive with the business of the Corporation or its affiliates. However, nothing in this Section 11 shall be construed to prevent the Executive from owning, as an investment, up to 1% of a class of equity securities issued by any competitor of the Corporation that is publicly traded and registered under Section 12 of the Securities Exchange Act of 1934.

         11.2. CONFIDENTIAL INFORMATION. The Executive will not disclose any confidential information of the Corporation or its affiliates which is now known to him or which hereafter may become known to him as a result of his employment or association with the Corporation or its affiliates and shall not at any time directly or indirectly disclosure any such information to any person, firm or corporation, or use the same in any way other than in connection with the business of the Corporation or its affiliates during and at all times after the expiration of the Employment Period.

         11.3. CORPORATION'S REMEDIES FOR BREACH. It is recognized that damages in the event of breach of this Section 11 by the Executive would be difficult, if not impossible, to ascertain, and it is therefore agreed that the Corporation, in addition to and without limiting any other remedy or night it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and the Executive hereby waives any and all defenses he may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude the Corporation from pursuing any other rights and remedies at law or in equity which the Corporation may have.

         11.4. BREACH OF THIS SECTION 11. The Executive agrees that there shall be no obligation on the part of the Corporation to provide any further payments or benefits (other than benefits or payments already earned or accrued) described in Sections 3 through 8 if, between the date of this Agreement and the end of the Employment Period, the Executive shall breach the provisions of this
Section 11.

    12.  TERMINATION.

         12.1. PERFORMANCE AND TERMINATION - EMPLOYMENT PERIOD. Subject to the performance of the covenants and agreements made by the Corporation herein, the Executive will perform his duties during the Employment Period in good faith and will observe faithfully the covenants and agreements made by him herein. The Executive shall not be discharged during the Employment Period except for substantial and serious cause involving dishonesty, moral turpitude, or material breach of express obligations of this Agreement within the control of the Executive. The discharge of the Executive for reasons other than those specified in the preceding sentence shall be deemed to be a discharge without justifiable cause. No breach or default by the Executive shall be deemed to have occurred hereunder unless written notice thereof shall have been given by the Corporation to the Executive and the Executive shall have failed to cure the breach or default within 30 days after he receives the notice.

         12.2. EXECUTIVE'S REMEDIES FOR TERMINATION. During the Employment Period, if the Corporation shall terminate the Executive (other than for causes provided in Paragraph 12. 1), then the Executive shall nevertheless, for the period which begins at the date of such termination and ends at February 28, 1997 (the "Severance Period"), continue to receive the salary, a bonus

(equal to the target bonus in effect at the time of the termination, to the extent the relevant target has been achieved) and the other compensation and employee benefits that the Corporation has in Sections 3 through 8 agreed to pay and to provide for the Executive, in each case in the amount of kind and at the time provided for in Sections 3 through 8. The parties agree that, because there can be no exact measure of the damage which would occur to the Executive as a result of a breach by the Corporation, the foregoing payments and benefits shall be deemed to constitute liquidated damages and not a penalty for the Corporation's breach, and the Corporation agrees that the Executive shall not be required to mitigate his damages and the Corporation shall not be entitled to any offset for amounts payable by other employers or otherwise earned by the Executive during the remaining term of the Employment Period, provided however the Corporation shall not be obligated to continue benefits such as life insurance, disability insurance, medical and dental, health and accident coverage to the extent the Executive receives such benefits from another employer. Executive agrees to promptly inform the Corporation as to the receipt of such benefits during the Severance Period.

    13.  EFFECT OF DEATH OR DISABILITY.

    The death or disability of the Executive shall have no effect on the Corporation's obligation to continue to make payments of salary and bonuses, and benefits (to the extent such are for the benefit of the Executive's spouse and/or dependents) for the remaining term of the Severance Period, provided however that the amount of such payments shall be reduced, but not below zero, by any amounts received by the Executive and his personal representative or his heirs pursuant to life insurance or disability plans maintained or provided by the Corporation.

    14.  WAIVERS.

    The waiver by either party of a breach of the other party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

    15.  NOTICES.

    Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if personally served, or sent by registered or certified mail to Executive at the last address he has filed in writing with the Corporation or, in the case of the Corporation, at its principal executive offices.

    16.  NON-ALIENATION.

    The Executive shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement, and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law.

    17.  GOVERNING LAW.


    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Washington.

    18.  AMENDMENTS.

    This Agreement may not be changed, waived or discharged orally, but only by
an instrument in writing,    signed by the party against which enforcement of
such change, waiver or discharge is sought.

    19.  SUCCESSORS.

    This Agreement shall extend to and be binding upon the Corporation, its successors and assigns. For purposes of this Agreement, unless the context otherwise requires, references herein to the Corporation shall include its subsidiaries and affiliated persons.

    20.  SEVERABILITY.

    In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

    21.  HEADINGS.

    The headings of the paragraphs in this Agreement are solely for convenience or reference and shall not control the meaning or interpretation of any provision of this Agreement.

    IN WITNESS WHEREOF, the parties have signed and delivered this Agreement as of the date first above written, which is agreed to be the Effective Date of this Agreement.

INTERMEC CORPORATION                   EXECUTIVE



By: /s/ John W. Paxton                 By: /s/ Michael Ohanian
   -----------------------                ------------------------
    John W. Paxton                         Michael Ohanian
    Vice President

                                   AMENDMENT NO. 1
                                          TO
                                 EMPLOYMENT AGREEMENT

This Amendment No. 1, effective the 28th day of February 1997, is made to that certain Employment Agreement between Intermec Corporation and Michael Ohanian, dated the 18th day of May, 1995 (hereinafter called the "Agreement").

WHEREAS, the parties to the Agreement wish to extend the Employment Period described in the Agreement from February 28, 1997 to February 28, 1998.

NOW THEREFORE, by mutual agreement of the parties, the Agreement is hereby amended as follows:

    1.   TERM OF AGREEMENT:

    The date "February 28, 1997" which appears in numbered Paragraphs 1, EMPLOYMENT PERIOD, and 12.2, EXECUTIVE'S REMEDIES FOR TERMINATION, is hereby changed to read "February 28, 1998."

    2.   COMPENSATION:

    The base salary set forth in numbered Paragraph 3, BASE PAY, shall be $300,000 for the period of March 1, 1997 through February 28, 1998. All references to "Hiring Bonus," contained in the Agreement are deleted.

    3.   PERFORMANCE BONUS:

    Numbered Paragraph 7, PERFORMANCE BONUS, is deleted and replaced with the following:

    7. PERFORMANCE BONUS: The Executive is eligible to receive a Performance Bonus for each fiscal year starting January 1, 1997 during any part of which he is employed, such Performance Bonus to be pro-rated to reflect that portion of the year in which he was employed. The maximum bonus payable for any given fiscal year shall be 125% of base salary payable for that fiscal year (or the prorated portion thereof, provided however, that any such Performance Bonus is subject to the provisions of the Western Atlas Inc., 1995 Incentive Compensation Plan.

    4.   OTHER TERMS AND CONDITIONS:

    Except as modified herein all other terms and conditions of the Agreement shall remain in full force and effect as originally written.

IN WITNESS WHEREOF, the parties hereto have signed and delivered this Amendment No. 1 as of the date first written above.

INTERMEC CORPORATION              EXECUTIVE



By:                               By:  /s/ Michael Ohanian
    --------------------------       ---------------------
                                       Michael Ohanian

Title: ________________________


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